UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): October 11, 2023

ChargePoint Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

(408) 841-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Binding Term Sheet

On October 11, 2023, ChargePoint Holdings, Inc. (the “Company”) and the lead investor in the Prior Notes (as defined below) (the “Holder”) entered into a Binding Term Sheet (the “Term Sheet”).

Amendment of Convertible Notes

Pursuant to the Term Sheet, the Company will modify the terms of the Prior Notes either by (i) amending the Indenture by and among the Company, ChargePoint, Inc., as guarantor, and Wilmington Trust National Association, as trustee, dated April 12, 2022 (“Prior Indenture”) or (ii) exchanging the previously issued $300.0 million aggregate principal amount of 3.50% / 5.00% Convertible Senior PIK Toggle Notes due 2027 (the “Prior Notes”) for new notes (in either case, such modified notes, the “New Notes”). The Term Sheet provides that the New Notes will be substantially identical to the Prior Notes, other than the changes set forth in the Term Sheet. Pursuant to the Term Sheet, the Company and the Holder agree that (A) the New Notes will bear interest at an annual rate of 7.0%, to the extent paid in cash, and 8.50%, to the extent paid in kind, payable semiannually in arrears, (B) the New Notes will mature on April 1, 2028, and (C) the initial conversion rate of the New Notes will be 83.3333 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), per $1,000 principal amount of the New Notes.

ATM Placement

Pursuant to the Term Sheet, on October 11, 2023, the Holder agreed to purchase 41,371,158 shares (the “Shares”) of Common Stock pursuant to the Company’s existing “at-the-market” stock sales facility governed by that certain Sales Agreement by and among the Company, Cowen and Company LLC, Goldman Sachs & Co. LLC and Oppenheimer & Co. Inc. dated as of July 1, 2022. The Shares will be sold at a price per share of $4.23.

Press Release

On October 11, 2023, the Company issued a press release titled “ChargePoint Raises $232M to Support Path to Profitability in 2024.” A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the consummation of the sales contemplated under the ATM and the Company’s ability to negotiate and enter into definitive documentation for the issuance of the New Notes. The Company cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, including obtaining any necessary consents under the Company’s existing revolving credit agreement. Additional risks and uncertainties that could affect the Company and its financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2023, which is available on the Company’s website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this report are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated as of October 11, 2023

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rebecca Chavez
Name:	Rebecca Chavez
Title:	General Counsel and Corporate Secretary

Date: October 11, 2023